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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Independent Auditor's Report dated January 16, 2002 regarding the consolidated balance sheets of VIB Corp and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2001, incorporated by reference in the Registration Statement on Form S-8 of the VIB Corp 401(k) Plan, filed with the Securities and Exchange Commission.

                                        /s/ Vavrinek, Trine, Day & Co., LLP
                                        -----------------------------------
                                            Vavrinek, Trine, Day & Co., LLP


August 15, 2002
Laguna Hills, California


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